Exhibit 99.2

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE ANNOUNCES EXPANDED

CAPITAL RETURN PROGRAM

Initiates Quarterly Dividend

Increases Authorized Stock Repurchases by $100 Million

Upsizes Credit Facility

Secaucus, New Jersey – March 6, 2014 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that its Board of Directors has instituted a quarterly dividend and has approved a $100 million share repurchase authorization as part of the Company’s strategy to return excess capital to shareholders.

Jane Elfers, President and Chief Executive Officer, commented, “The Children’s Place has a profitable business model which generates strong cash flow. Over the past five years, we have returned over $400 million to shareholders through share repurchases. The initiation of a quarterly dividend and the new share repurchase authorization reflect our confidence in our ability to execute on our growth strategies and our continuing commitment to return excess capital to shareholders.”

The Board authorized a quarterly cash dividend of $0.1325 per share to be paid April 17, 2014 for shareholders of record at the close of business on March 27, 2014. The quarterly dividend is the first for The Children’s Place since becoming a public company in 1997. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Company’s Board of Directors based on a number of factors, including business and market conditions, the Company’s future financial performance and other investment priorities.

The share repurchase authorization announced today permits the Company to repurchase shares in the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other market and business conditions, and the Company may suspend or discontinue the program at any time, and may thereafter reinstitute purchases, all without prior announcement.

In conjunction with the expanded capital return program, the Company amended its existing credit facility to increase its line of credit to $200 million from $150 million and to permit dividend payments on the same basis as stock repurchases. It also extended the agreement an additional year to August 2018.

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of February 1, 2014, the Company operated 1,107 stores and an online store at www.childrensplace.com.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 2, 2013. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

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